Exhibit 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We  have  issued  our  report  dated  April  28,  2000   accompanying   the
consolidated financial statements of Computer Equity Corporation and Subsidiaries for the years ended February 28, 1999 and February 29, 2000 included in Applied Digital Solutions, Inc.'s (formerly Applied Cellular Technology, Inc.) Amendment No. 1 dated September 11, 2000 to Form 8-K dated July 14, 2000. We consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Digital Solutions, Inc. of the aforementioned report.

                                                     /S/ GRANT THORNTON LLP



Vienna, Virginia
October 19, 2000